Exhibit 99.1
FOR IMMEDIATE RELEASE:

Contacts:	Investors:	Media:
	EVC Group, Inc.	EVC Group, Inc.
	Doug Sherk/Jenifer Kirtland	Steve DiMattia
	(415) 896-6820	(646) 201-5445
KITTY HAWK ANNOUNCES LEADERSHIP TRANSITION PLAN
Major Stockholder Bryant Riley Joins Board of Directors
Mel Keating Elected Chairman of the Board
President & CEO Bob Zoller Announces his Retirement
DALLAS , April 24, 2007 Kitty Hawk, Inc. (AMEX: KHK), the parent company of Kitty Hawk Cargo, Inc., Kitty Hawk Ground, Inc. and Kitty Hawk Aircargo, Inc., today announced a leadership transition plan under which the next era of the Company’s development will be launched. As part of the plan, Robert W. Zoller, 60, President and CEO, will retire from Kitty Hawk effective April 30, 2007 while remaining a member of the Board of Directors and becoming a consultant to the Company. Four other members of the Company’s Board of Directors including Gerald Gitner, Raymond Greer, Myron Kaplan and Laurie Shahon have resigned from the Board.
A two-member Executive Committee comprised of current Board members Mel Keating and Joe Ruffolo will temporarily assume Mr. Zoller’s responsibilities until a replacement is appointed. The executive management team will continue in their current positions and will report to the Executive Committee.
Mr. Keating, who joined the Kitty Hawk Board of Directors in March 2006, has been appointed Chairman of the Board, replacing Mr. Gitner. Bryant Riley, a greater than 15 percent stockholder of Kitty Hawk, and Alan Howe, Vice President of Strategic and Wireless Business Development for Covad Communications, Inc. and recommended by Lloyd Miller III, a greater than 23 percent stockholder of Kitty Hawk have been appointed to the Board of Directors. The Board has been reduced to five members from seven.
“We look forward to working with senior management to continue to build Kitty Hawk’s scheduled North American expedited air and ground network, and to increase its return to stockholders,” said Mr. Keating. “As we transition the leadership of the organization, our goals are to enhance its competitive position in the marketplace while significantly improving the financial performance of its operations. We believe that we have the existing management team and financial resources in place to execute this strategy. In addition, Joe and I are especially pleased that Bryant Riley and Alan Howe have agreed to join the Board of Directors and play an active role in the oversight of the Company.

“At the same time, Joe, Bryant and I would like to thank Bob Zoller for his visionary leadership since 2002. Recently, Bob expressed a desire to cut back on his day-to-day activities and our plan is enabling that transition. We appreciate Bob’s willingness to be available to the Executive Committee as well as the senior leadership team as we move forward,” said Mr. Keating.
“I look forward to working with the board and management team at Kitty Hawk,” added Mr. Riley. “Our new Board chairman, Mel Keating, brings significant relevant experience to Kitty Hawk and our existing management team has strong operational experience within the industry. With the new financial resources in place, Kitty Hawk is poised to capitalize on its unique position in the marketplace.”
“We believe that the leadership transition plan set into place will provide benefits to all of our stakeholders,” added Mr. Miller. “We have a high degree of confidence in the senior management team of Kitty Hawk and in the Company’s strategy.”
“With the implementation of Kitty Hawk’s new internet-based cargo management technology platform, the Kitty Hawk team will complete its previously planned re-engineering and re-positioning of the Company’s products, services and capabilities,” said Mr. Zoller. “I am confident in the abilities of the team and believe now is an opportune time for a leadership transition.”
About Kitty Hawk, Inc.
www.kittyhawkcompanies.com
As a recognized leader in customer service, Kitty Hawk is the premier provider of guaranteed, mission-critical, overnight air, second morning-air and expedited ground freight transportation to major business centers, international freight gateways and surrounding communities throughout North America, including, Alaska; Hawaii; Toronto, Canada; and San Juan, Puerto Rico. Kitty Hawk’s scheduled freight network and award-winning guaranteed overnight air or expedited ground products are ideal for heavy-weight (over 150 lbs.), high-value or high-security, special goods with unique dimensions, perishables, animals and/or other shipments requiring special handling.
With more than 30 years experience in the aviation and air freight industries, Kitty Hawk plays a key connecting role in the global supply chain. Kitty Hawk serves the logistics needs of more than 550 freight forwarders, integrated carriers, domestic and international airlines and logistics companies with its extensive integrated air and ground network, fleet of Boeing 737-300SF and 727-200 cargo aircraft, as well as a 240,000 square-foot cargo warehouse, U.S. Customs clearance and sort facility at its Fort Wayne, Indiana hub.
In 2005, Kitty Hawk became the North American launch customer for the fuel-efficient and environmentally-friendly Boeing 737-300SF cargo aircraft. In late 2005 Kitty Hawk launched its new coast-to-coast and border-to-border expedited ground network reaching key business centers throughout the U.S., Canada and Mexico. In early 2006 to manage the growing demand for its high customer service ground freight product Kitty Hawk formed Kitty Hawk Ground, Inc. In June 2006 Kitty Hawk Ground acquired and began integrating the majority of the assets of 20-year-old Air Container Transport (ACT), the dominant expedited airport-to-airport freight trucking company operating from southwestern Canada to San Diego as well as additional cities as far east as Texas and Illinois.
Statement under the Private Securities Litigation Reform Act:
This report may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial and operating performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “intends,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: economic conditions; the impact of high fuel prices; our inability to successfully implement and operate our expanded scheduled airport-to-airport expedited ground freight network; failure of key suppliers and vendors to perform; our inability to attract sufficient customers at economical prices for our air network or ground network; unforeseen increases in liquidity and working capital requirements related to our air and ground network; potential competitive responses from other operators of nationwide airport-to-airport ground freight networks; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the Company’s significant lease obligations and indebtedness; the competitive environment and other trends in the Company’s industry; changes in laws and regulations; changes in the Company’s operating costs including fuel; changes in the Company’s business plans; interest rates and the availability of financing; limitations upon financial and operating flexibility due to the terms of our revolving facility; liability and other claims asserted against the Company; labor disputes; the Company’s ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the Company’s business or events described in any forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this release to conform them to actual results.